    As filed with the Securities and Exchange Commission on September 30, 1998

                                                  REGISTRATION NO. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           HEALTHCARE RECOVERIES, INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                 61-1141758
       (State or other jurisdiction of                  (I.R.S. Employer
       incorporation or organization)                  Identification No.)

                              1400 WATTERSON TOWER
                           LOUISVILLE, KENTUCKY 40218
   (Address, including zip code, of registrant's principal executive offices)

             HEALTHCARE RECOVERIES, INC. 1997 STOCK OPTION PLAN FOR
                              ELIGIBLE PARTICIPANTS
                            (Full title of the plan)

                               PATRICK B. MCGINNIS
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                              1400 WATTERSON TOWER
                           LOUISVILLE, KENTUCKY 40218
                                 (502) 454-1340
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                   COPIES TO:

    WILLIAM R. SPALDING                              DOUGLAS R. SHARPS
      KING & SPALDING                        EXECUTIVE VICE PRESIDENT - FINANCE
    191 PEACHTREE STREET                            AND ADMINISTRATION,
ATLANTA, GEORGIA 30303-1763                CHIEF FINANCIAL OFFICER AND SECRETARY
       (404) 572-4600                           HEALTHCARE RECOVERIES, INC.
                                                    1400 WATTERSON TOWER
                                                 LOUISVILLE, KENTUCKY 40218
                                                       (502) 454-1340

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                               Proposed Maximum   Proposed Maximum
                                                Amount to     Offering Price Per     Aggregate         Amount of
Title of Securities to be Registered          be Registered       Share(1)       Offering Price(1)  Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share           860,000         $ 10.00            $8,600,000          $2,537
--------------------------------------------------------------------------------------------------------------------

        (1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) on the basis of the average of the reported high and low prices of Common Stock of Healthcare Recoveries, Inc. on September 28, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The document(s) containing information specified in Part I of Form S-8 will be sent or given to eligible participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference.

      The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference in this Registration Statement:

            (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed on March 31, 1998;

            (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998; and

            (c) The description of Registrant's common stock, par value $.001 per share ("Common Stock"), contained in the Registration Statement on Form 8-A, filed on May 20, 1997.

      All documents filed by the Registrant subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Item 4.     Description of Securities.

            Inapplicable.

Item 5.     Interests of Named Experts and Counsel.

            None.

Item 6.     Indemnification of Directors and Officers.

      The following summary is qualified in its entirety by reference to the complete text of the statute, the Registrant's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), and the Registrant's Amended and Restated Bylaws (the "Bylaws").

      Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of the corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys'
fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

      The Registrant's Certificate of Incorporation provides that no director shall be personally liable for monetary damages to the Registrant or its stockholders for any breach of fiduciary duty, except to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which such director derived an improper personal benefit. The Registrant's Certificate of Incorporation further provides that the Registrant will indemnify, to the fullest extent authorized or permitted and in the manner provided by law, any person made, or threatened to be made, a party to any action, suit, or proceeding (whether civil, criminal, or otherwise) by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Registrant or by reason of the fact that such director or officer, at the request of the Registrant, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, in any capacity.

      The Registrant's Bylaws provide that no person shall be liable to the Registrant for any loss or damage suffered by it on account of any action taken or omitted to be taken by such person as a director, officer, employee or agent of the Registrant in good faith, if such person (a) exercised or used the same degree of care and skill as a prudent person would have exercised or used under the circumstances in the conduct of such person's own affairs, or (b) took or omitted to take such action in reliance upon advice of counsel for the Registrant or upon statements made or information furnished by officers or employees of the Registrant which such person had reasonable grounds to believe.

      The Registrant's Bylaws further provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant (or such other corporation or organization), and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Registrant may choose to indemnify an employee or agent of the Registrant under the Bylaws in the same manner set forth above. In the case of an action brought by or in the right of the corporation, the Registrant shall indemnify a director or officer, and may indemnify an employee or agent of the Registrant, against expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Registrant and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Registrant unless a court determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

     The directors and officers of the Company are insured under policies of insurance maintained by the Company, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been such directors or officers.

Item 7.      Exemption From Registration Claimed.

             Inapplicable.

Item 8.      Exhibits.

Exhibit           Description
-------           -----------
4.1               Amended and Restated Certificate of Incorporation of
                  Registrant (incorporated by reference to Exhibit 3.1 of
                  Registrant's Registration Statement on Form S-1, File No.
                  333-23287).

4.2 Amended and Restated By-Laws of Registrant (incorporated by reference to Exhibit 3.2 of Registrant's Registration
                  Statement on Form S-1, File No. 333-23287).

4.3 Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 of Registrant's Registration Statement on Form
                  S-1, File No. 333-23287).

5.1 Opinion of King & Spalding regarding legality of shares being registered.

23.1              Consent of PricewaterhouseCoopers LLP.

23.2 Consent of King & Spalding (contained in the opinion filed as Exhibit 5.1).

99.1              Healthcare Recoveries, Inc. 1997 Stock Option Plan for
                  Eligible Participants (incorporated by reference to Annex A of Registrant's Proxy Statement for a Special Meeting, dated
                  November 10, 1997).

Item 9.      Undertakings.

      The undersigned Registrant hereby undertakes:

             (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

                          (ii) To reflect in the prospectus any facts or events
            arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                         (iii) To include any material information with respect
            to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------


      Pursuant to the requirements of the Securities Act of 1933, Healthcare Recoveries, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on this 30th day of September, 1998.

                               HEALTHCARE RECOVERIES, INC.

                               By:  /s/ Patrick B. McGinnis
                                    -----------------------
                                    Patrick B. McGinnis
                                    Chairman and
                                    Chief Executive officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capabilities and on the dates indicated.

Signature                              Title                                  Date
---------                              -----                                  ----
/s/ Patrick B. McGinnis                Chairman, Chief Executive              September 30, 1998
------------------------------         Officer, and Director
Patrick B. McGinnis

/s/ Douglas R. Sharps                  Executive Vice                         September 30, 1998
------------------------------         President--Finance and
Douglas R. Sharps                      Administration, Chief Financial
                                       Officer and Secretary

                                       Director
------------------------------
William C. Ballard, Jr.

/s/ Jill L. Force                      Director                              September 30, 1998
------------------------------
Jill L. Force

/s/ John H. Newman                     Director                               September 30, 1998
------------------------------
John H. Newman

/s/ Elaine J. Robinson                 Director                               September 30, 1998
------------------------------
Elaine J. Robinson

/s/ Chris B. Van Arsdel                Director                               September 30, 1998
------------------------------
Chris B. Van Arsdel

                                  EXHIBIT INDEX



Exhibit                              Description                                                     Page
-------                              -----------                                                     ----
4.1                 Amended and Restated Certificate of Incorporation of
                    Registrant (incorporated by reference to Exhibit 3.1 of
                    Registrant's Registration Statement on Form S-1,
                    File No. 333-23287).                                                               --

4.2                 Amended and Restated By-Laws of Registrant (incorporated by reference to Exhibit 3.2 of Registrant's Registration
                    Statement on Form S-1, File  No. 333-23287).                                       --

4.3                 Specimen Stock Certificate (incorporated by reference
                    to Exhibit 4.1 of Registrant's Registration Statement on
                    Form S-1, File No. 333-23287).                                                     --

5.1                 Opinion of King & Spalding regarding legality of shares
                    being registered.                                                                  --

23.1                Consent of PricewaterhouseCoopers LLP.                                             --

23.2                Consent of King & Spalding (contained in the opinion filed
                    as Exhibit 5.1).                                                                   --

99.1                Healthcare Recoveries, Inc. 1997 Stock Option Plan for
                    Eligible Participants (incorporated by reference to Annex A of Registrant's Proxy Statement for a Special Meeting, dated
                    November 10, 1997).                                                                --